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EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

Ashford Hospitality Prime, Inc. and Subsidiaries
Dallas, Texas

        We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 14, 2018, relating to the consolidated financial statements, and schedule of Ashford Hospitality Prime, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

        We also consent to the reference to us under the caption "Experts" in the Registration Statement.

/s/ BDO USA, LLP

Dallas, Texas

March 20, 2018

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  EXHIBIT 23.3
Consent of Independent Registered Public Accounting Firm